UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 11, 2011

DOLE FOOD COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4455	99-0035300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dole Drive

Westlake Village, California 91362

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (818) 879-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

See Item 2.01

Section 2. Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 11, 2011, Dole Fresh Vegetables, Inc., a wholly-owned subsidiary of Dole Food Company, Inc., simultaneously signed and closed a definitive merger agreement (attached to this Form 8-K as Exhibit 99.2) by which it acquired 100% of the capital stock of HCE Corporation, which is the parent of SunnyRidge Farm, Inc. and other subsidiaries. HCE Corporation was owned by members of the Mixon family; other than this transaction, the Mixon family members had no material relationship with Dole Food Company, Inc. or any of its affiliates, or any director or officer of Dole Food Company, Inc., or any associate of any such director or officer. The stockholders of HCE immediately prior to the effectiveness of the merger transaction executed and delivered non-compete and confidentiality agreements. The purchase price was $93 million, plus an earn-out payable in 2015 that will fall between $0 and $15 million, depending on the EBITDA (as defined in the definitive merger agreement) of certain farming businesses of HCE during the years 2012 through 2014 as well as the satisfaction of certain management employment contingencies. Dole paid the purchase price, less certain escrowed amounts, primarily from cash on hand. For 2010, on a consolidated basis, HCE generated billing receipts of $213 million, including billing receipts from fruit marketing transactions in which HCE and its subsidiaries do not take title to the fruit, which resulted in GAAP net revenues of $63 million. HCE had 2010 net income of $10.5 million, which, because HCE was a Subchapter S corporation, does not reflect any income taxes.

HCE and its subsidiaries own approximately 800 acres of land and are the lessees of approximately 1,100 acres of land, devoted primarily to blueberries, and also to blackberries, raspberries and strawberries, in Florida, Georgia, North Carolina and Mexico. Other significant owned and leased property and equipment includes buildings and improvements, equipment, vehicles and preproductive costs. In addition, HCE and its subsidiaries have accounts receivable, grower advances and other receivables, as well as inventories in the categories of crop growing costs, packaging materials and nursery plants.

On October 11, 2011, Dole Food Company, Inc. issued a press release with respect to the foregoing transaction. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Section 9. Financial Statement and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

99.1*	Press Release of Dole Food Company, Inc., dated October 11, 2011, concerning the acquisition by Dole of the parent corporation of SunnyRidge Farm, Inc.

99.2*	Agreement and Plan of Merger, dated as of October 11, 2011 among Dole Fresh Vegetables, Inc., a California corporation, AHCE, Inc., a Florida corporation, HCE Corporation, a Florida corporation and Keith D. Mixon, Gerald Mixon, Jr. and Gregory Mixon, each a Florida resident, and the GFI Irrevocable Trust, a Florida trust, solely in their capacities as stockholders of HCE Corporation.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

October 12, 2011	DOLE FOOD COMPANY, INC. REGISTRANT

	By:	/s/ JOSEPH S. TESORIERO
Joseph S. Tesoreiro Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press Release of Dole Food Company, Inc., dated October 11, 2011, concerning the acquisition by Dole of the parent corporation of SunnyRidge Farm, Inc.

99.2*	Agreement and Plan of Merger, dated as of October 11, 2011 among Dole Fresh Vegetables, Inc., a California corporation, AHCE, Inc., a Florida corporation, HCE Corporation, a Florida corporation and Keith D. Mixon, Gerald Mixon, Jr. and Gregory Mixon, each a Florida resident, and the GFI Irrevocable Trust, a Florida trust, solely in their capacities as stockholders of HCE Corporation.

*	Filed herewith

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